Exhibit 99.4

         FORM OF INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS CERTIFICATES

         INSTRUCTIONS AS TO USE OF UNION ACCEPTANCE CORPORATION
                        SUBSCRIPTION RIGHTS CERTIFICATES

             CONSULT D.F. KING & CO., INC., YOUR BANK OR BROKER
                               WITH ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Union Acceptance Corporation, an Indiana corporation (the "Company"), to the holders of its Class A Common Stock, without par value (the "Class A Common Stock") or Class B Common Stock, without par value (the "Class B Common Stock"), as described in the Company's Prospectus dated ____________________, 2001 (the "Prospectus"). Holders of record of shares of the Class A Common Stock or Class B Common Stock at the close of business on ____________________, 2001 (the "Record Date") are receiving one (1)
subscription right (collectively, the "Rights") for each share of the Class A Common Stock or Class B Common Stock held on the Record Date.

     Holders of Rights are entitled to purchase one (1) share of Class A Common Stock for each Right granted (the "Basic Subscription Right"), upon payment of $_____ in cash per share of Class A Common Stock purchased (the "Subscription Price"). In this Rights Offering, the Company is distributing an aggregate of 16,000,000 Rights exercisable to purchase up to an aggregate of 16,000,000 shares of Class A Common Stock (the "Shares") pursuant to Basic Subscription Rights.

     A Rights holder may be entitled to purchase additional shares of Class A Common Stock in the offering if such holder's Basic Subscription Rights are fully exercised and if so indicated in such holder's subscription documents, subject to the following limitations ("Oversubscription Right"):

          (a) Additional shares will only be available for subscription to the extent that the Maximum Offering exceeds the total number of shares issued in respect of Basic Subscription Rights and the minimum purchase rights granted to standby purchasers in the offering. The "Maximum Offering" is 16,000,000 shares of Class A Common Stock, unless the Company's Board of Directors, in its sole discretion, increases the maximum number of shares to up to 17,600,000, in which event the Maximum Offering is the number of shares so stipulated by the board of directors; and

          (b) To the extent that additional shares are available to allocate to Oversubscription Rights, but are not sufficient to honor all duly exercised Oversubscription Rights, the available shares will be prorated and allocated to holders exercising Oversubscription Rights on the basis of the number of Basic Subscription Rights exercised by the holders exercising Oversubscription Rights.

If the foregoing proration results in the holder being allocated a greater number of shares than such holder subscribed for, then the holder will be allocated only the number of shares for which the holder subscribed. If such pro rata allocation results in any holder being allocated a greater number of shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Right, then such holder will be allocated only the number of shares for which such holder subscribed and the remaining shares will be allocated among all other holders exercising Oversubscription Rights. See discussion set forth under "The Offering" in the Prospectus.

     The  Rights  will  expire  at  5:00  p.m.,   Eastern   Standard   Time,  on
____________________, 2001, unless extended (the "Expiration Date").

     The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing, or instructing the bank or broker that holds the Rights relating to shares that you beneficially own to complete, the appropriate form or forms on your Subscription Rights Certificate and returning the certificate to Computershare Trust Company of New York in the envelope provided.

     To exercise Rights, on or before 5:00 p.m., Eastern Standard Time, on the Expiration Date, Computershare Trust Company of New York must have received from you (1) your Subscription Rights Certificate, or you must have timely complied with the guaranteed delivery requirements for your Subscription Rights Certificates, and (2) payment of the full Subscription Price, including final clearance of any checks. You may not revoke any exercise of a Right.

     1. SUBSCRIPTION PROCEDURE

     To exercise Rights, complete Form 1 on the reverse of the Subscription Rights Certificate and send your properly completed and executed Subscription Rights Certificate, together with payment in full of the Subscription Price for each share of Class A Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares being subscribed for by (a) check or bank draft drawn upon a U.S. bank or U.S. postal money order payable to Computershare Trust Company of New York, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Harris Trust and Savings Bank, Chicago, IL, ABA No. 071000288, for the account of
Computershare Trust Company of New York, as Subscription Agent for Union Acceptance Corporation, for further credit to Account No. 227-938-8 (telephone number (212) 701-7624).

     The Subscription Price will be deemed to have been received by Computershare Trust Company of New York only upon (i) the clearance of any uncertified check, (ii) the receipt by Computershare Trust Company of New York of any certified check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) the receipt of good funds in the account of Computershare Trust Company of New York designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

     Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Rights Certificate, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Right, and the number of Class A Shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Right, and must guarantee the delivery to Computershare Trust Company of New York of your properly completed and executed Subscription Rights Certificates within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Rights Certificate must be received by Computershare Trust Company of New York within three Nasdaq National Market trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Computershare Trust Company of New York, at the address, or by calling the telephone number, indicated below.

     Transfer of Rights is limited. Rights may only be transferred to Affiliates or Related Parties of the beneficial owner of the Rights. See instruction 3 below.

     Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Right, as to the aggregate number of Basic Subscription Rights that have been exercised, and the number of Shares that are being subscribed for pursuant to the Oversubscription Right, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Shares of Class A Common Stock are subscribed for pursuant to the Oversubscription Right than are available for sale, such Shares will be allocated, as described above, among persons exercising the Oversubscription Right in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Right.

     The address and telecopier numbers of the Subscription Agent are as follows:

         By Mail:                   Computershare Trust Company of New York
                                    Wall Street Station
                                    P.O. Box 1010
                                    New York, New York  10268-1010

         By Hand:                   Computershare Trust Company of New York
                                    Wall Street Plaza
                                    88 Pine Street, 19th Floor
                                    New York, New York  10005

         By Overnight Delivery:     Computershare Trust Company of New York
                                    Wall Street Plaza
                                    88 Pine Street, 19th Floor
                                    New York, New York  10005

         By Facsimile Transmission:         (212) 701-7636
         (eligible institutions only)

         Confirm Facsimile Transmission:    (212) 701-7624
         (by telephone only)

     The address and telephone of D.F. King & Co., Inc., the Information Agent, for inquiries, information or requests for additional documentation are as follows:

         D.F. King & Co., Inc.
         77 Water Street
         New York, New York  10005
         Attention:  Thomas A. Germinario, Senior Vice President

         CALL TOLL-FREE
         (800) 859-8509

         OR

         CALL COLLECT
         (212) 259-5550


     If you exercise less than all of the Rights evidenced by your Subscription Rights Certificate by so indicating in Form 1 of your Subscription Rights Certificate, Computershare Trust Company of New York will issue to you a new Subscription Rights Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Rights Certificate sent to you, you may not receive the new Subscription Rights Certificate in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Shares to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Right with respect to the maximum number of Rights which may be exercised for the Subscription Price payment delivered by you; and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Rights Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Right to purchase, to the extent available, that number of whole Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

     2. DELIVERY OF CLASS A COMMON STOCK

     The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary on Form 3.

          (a) Basic Subscription Right. As soon as practicable after the Expiration Date, Computershare Trust Company of New York will mail to each Rights holder who validly exercises their respective Basic Subscription Right certificates representing Shares purchased pursuant to the Basic Subscription Right.

          (b)  Oversubscription   Right.  As  soon  as  practicable   after  the
               Expiration Date, Computershare Trust Company of New York will mail to each Rights holder who validly exercises the Oversubscription Right the number of Shares, if any, allocated to such Rights holder pursuant to the Oversubscription Right. See "The Offering--Basic Subscription Right," "--Oversubscription Right," "--Maximum Offering" and "--Order of Allocation" in the Prospectus.

          (c) Cash Payments. As soon as practicable after the Expiration Date, Computershare Trust Company of New York will mail to each Rights holder who exercises the Oversubscription Right any excess funds, without interest, received in payment of the Subscription Price for each Share that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Right.

3. LIMITATIONS ON THE TRANSFER OF RIGHTS

     The Rights are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust or other business entity that directly, or indirectly, through one or more intermediaries, controls the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner and/or one or more Related Parties of the beneficial owner, (3) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (4) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

     (a) If you are a holder other than a broker, dealer or other nominee, you may transfer some or all of your rights to an Affiliate or Related Party by properly completing paragraph (a) of Form 2 in its entirety, executing the Subscription Rights Certificate and having your signature guaranteed by an Eligible Institution. By executing the Subscription Rights Certificate, you certify that your designated transferee is your Affiliate or a Related party. Then you must deliver the properly completed and executed Subscription Rights Certificate to the Subscription Agent for processing. The Subscription Agent will issue a new Subscription Rights Certificate evidencing the Rights transferred in the name of your designated transferee. If you wish to transfer to a transferee less than all of the Rights evidenced by your Subscription Rights Certificate, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Rights Certificate into Subscription Rights Certificates of appropriate smaller denominations by following the instructions in instruction 4 below. The Subscription Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(a).

     (b) In the event you are the beneficial owner of Rights held by a broker, dealer or nominee, then you may transfer your Rights by delivering to the broker, dealer or nominee, endorsed instructions directing it to cause your shares to be transferred to the transferee indicated in your instructions. In addition, in your instructions you must certify to the Company, Subscription Agent and the broker, dealer or nominee that the transferee is your Affiliate or Related Party. After the broker, dealer or nominee has received your instructions, it should complete paragraph (b) of Form 2 in its entirety, execute the Subscription Rights Certificate and have its signature guaranteed by an Eligible Institution. By executing the Subscription Rights Certificate, the broker, dealer or nominee certifies to the Company and the Subscription Agent that you have certified that the transferee is your Affiliate or a Related Party. The properly completed and executed Subscription Rights Certificate should then be delivered to the Subscription Agent for processing. The Subscription Agent will issue a new Subscription Rights Certificate(s) pursuant to the instructions delivered.

4. SUBSCRIPTION RIGHTS CERTIFICATE MAY BE DIVIDED INTO SMALLER DENOMINATIONS

     In order to have your Subscription Rights Certificate divided into smaller denominations, send your Subscription Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to Computershare Trust Company of New York, allowing a sufficient amount time for new Subscription Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf.

     Subscription Rights Certificates may not be exercised in a manner that would result in the purchase of a fractional share, and any instruction to do so will be rejected and rounded down to the nearest whole share to the extent of payment actually received (with a refund to you of any excess payment actually received for any fractional share by Computershare Trust Company of New York). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Rights Certificates in time to enable you to complete a sale or exercise the associated Rights by the Expiration Date. Neither the Company nor Computershare Trust Company of New York will be liable to either you or a transferee for any such delays.

5. EXECUTION

     (a) Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by Computershare Trust Company of New York in its sole and absolute discretion, must present to Computershare Trust Company of New York satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, Computershare Trust Company of New York dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in instruction 3 above, to an Affiliate or Related Party, or if you specify special payment or delivery instructions pursuant to Form 3.

6. METHOD OF DELIVERY

     The method of delivery of Subscription Rights Certificates and payment of the Exercise Price to Computershare Trust Company of New York will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to Computershare Trust Company of New York and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY

     In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Right and the Oversubscription Right may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of Computershare Trust Company of New York, and making payment of the Subscription Price for each Share of Class A Common Stock subscribed for pursuant to the Basic Subscription Right or the Oversubscription Right.

8. SUBSTITUTE FORM W-9

Each Rights holder who elects to exercise the Rights should provide Computershare Trust Company of New York with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of the Substitute Form W-9 may be obtained upon request from D.F. King & Co., Inc. at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares purchased upon the exercise of Rights (for those holders exercising Rights).